UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 29, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company Receives a Paragraph IV Patent Certification from Alkem Laboratories Limited

On October 29, 2012, Medicis Pharmaceutical Corporation (the “Company”) received a Paragraph IV Patent Certification from Alkem Laboratories Limited (“Alkem”) advising that Alkem has filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) for generic versions of SOLODYN® (minocycline HCl, USP) Extended Release Tablets in 45mg, 65mg, 90mg, 115mg and 135mg strengths. Alkem has not advised the Company as to the timing or status of the FDA’s review of its filing, or whether it has complied with FDA requirements for proving bioequivalence. Alkem’s Paragraph IV Patent Certification alleges that the Company’s U.S. Patent Nos. 5,908,838, 7,541,347, 7,544,373, 7,790,705, 7,919,483, 8,252,776 and 8,268,804 are invalid, unenforceable and/or will not be infringed by Alkem’s manufacture, use or sale of the products for which the ANDA was submitted. The expiration dates for the patents are in 2018, 2027, 2027, 2025, 2027, 2025 and 2025, respectively. The Company intends to continue to vigorously defend its intellectual property relating to SOLODYN®.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: November 5, 2012	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and
Corporate Secretary